Exhibit 99.5

DISCLOSURE STATEMENT 2011 2012 2013 2014 2015 This presentation and other CHS Inc. publicly available presentations contain, and CHS officers and representatives may from time to time make, “forward–looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Report Act of 1995. Forward–looking statements can be identified by words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward–looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on CHS current beliefs, expectations and assumptions regarding the future of its businesses, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of CHS control. CHS actual results and financial condition may differ materially from those indicated in the forward–looking statements. Therefore, you should not rely on any of these forward–looking statements. Important factors that could cause CHS actual results and financial condition to differ materially from those indicated in the forward–looking statements are discussed or identified in CHS public filings made with the U.S. Securities and Exchange Commission, including in the "Risk Factors" discussion in Item 1A of CHS Annual Report on Form 10–K for the fiscal year ended August 31, 2016. Any forward–looking statements made by CHS in this presentation are based only on information currently available to CHS and speak only as of the date on which the statement is made. CHS undertakes no obligation to publicly update any forward–looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Good morning.

Rich soil.

Adequate moisture.

The right inputs applied at the right time.

Sound advice from trusted advisors.

As farmers, we know these are the essentials, not only for raising a bountiful crop, but also to create a livelihood for our families. And, even as we’re always exploring the possibilities offered by research, technology and evolving markets, we know success begins with the basics.

The same holds true for cooperative leadership. Beneath the late meetings, lengthy agendas and dozens of discussions lies our essential responsibility as directors: The duty of care and loyalty.

Simply put, duty of care and loyalty means always putting the best interests of the entire company and all of its owners at the forefront of our oversight and decision making.

This is our charge as CHS directors. I hope those of you who are directors at your own cooperatives commit to this charge. As leaders, we’re elected by our owners and entrusted by them as the governing stewards of the company they own. That means we must be unwavering in our commitment, whether we’re guiding our co-ops through robust growth or, as we are today, navigating a period of challenging economics and markets.

In my time with you, I want to share how your CHS Board’s commitment to this essential principle played out in three core areas during fiscal 2016: The financial oversight of your company, CHS governance and taking a long-term view on behalf of our owners.

Early last month, we formally reported financial results for fiscal 2016. In a few minutes CFO Tim Skidmore will review details. I expect most of you are not only aware of these results but, given the economic environment, you were not surprised by them. Lower revenues, lower earnings and lower margins are a common refrain within our business sectors from the farm gate to the global marketplace.

For the record, CHS reported net income of $424.2 million for fiscal 2016, down from $781 million a year ago. Our revenues were $30.3 billion, also down from a year ago.

These numbers are important, but they capture just a single moment in time — August 31, 2016. Your board’s financial oversight of the CHS balance sheet is a year-around, long-term assignment. Whether the operating environment is robust or more challenging, this is an ongoing conversation and responsibility. It shapes the decisions we make that directly affect our owners, equity management policy, cash returns and investments in your future.

With that as our decision-making litmus test, CHS cash returns to owners for fiscal 2016 — which will take place during fiscal 2017 — are expected to be about $337 million. This will include cash patronage, equity redemptions and dividends on preferred stock. We continue to return 40 percent of patronage earnings to eligible owners in cash. And, while at lower levels than in recent years, we’re also continuing to redeem equity. In the last decade, we’ve made tremendous strides in equity redemption. Member cooperatives are now current through a portion of 2006.

In addition, in line with our commitment to maintaining a sound balance sheet, as fiscal 2016 ended, the CHS Board revisited its earlier decision to change the company’s individual member equity redemption policy.

Back in March we shared that effective with business done with CHS in fiscal 2016, we would move eligible individuals to the same equity redemption program now in place for member cooperatives. This would mean that, in addition to receiving cash patronage, individuals would receive equity redemptions at the same rate as member co-ops. Currently, individual members receive cash patronage, but all retained equity is redeemed upon request at age 70. We also fully redeem equity to estates upon request for this group of members.

The goal of this policy change is to provide more immediate economic value to all members through timely equity redemptions, particularly for our newer and younger cooperative member-owners. In addition, the change helps simplify our current approach by putting member co-ops and individuals on the same program.

Given our commitment to balance sheet management, which requires effectively managing cash, in August the board decided to delay the effective date of the new policy. Our intent is to make this effective for business done in fiscal 2017, but we’ll continue to evaluate that timetable against the economic environment and communicate any decision to you.

I do want to note that the CHS Board’s charge of “duty of care and loyalty” extends beyond financial matters. During 2016, our board newsletter offered a look at other oversight roles CHS Board committees play. We’re involved in vital areas like risk management and making sure our owners’ collective voice is heard on issues impacting this company and its businesses.

If you serve on a corporate board and want your members to approve changes to your core governing documents, what are three things you must do?

Speaking on behalf of all of your CHS board members, I can say over the last 18 months we learned that the answer is:

•                  First, we need listen to you

•                  Second, we need to keep it simple

•                  And third, we must make sure there’s plenty of time for learning and conversation

A year ago at this time the CHS Board asked delegates to consider amendments to the company’s Articles and Bylaws. After lots of lively conversation, your decision at the 2015 annual meeting told us we had more work to do in each of the three areas I just mentioned.   So, we went back to work.  We started by asking our owners for their thoughts on the issues to be addressed.

On behalf of the board, thank you to everyone who participated in this conversation. Whether you responded to the informational survey, attended a meeting, invited a CHS director to your board room or called one of us, we value your input. Having a voice in the governance of the company you own and do business with is an essential point of difference of the cooperative business model.

As a board, we took this process very seriously. After lots of listening, we returned to you in June with a proposal that focuses strictly on membership eligibility. We introduced it via a video which, to date, has had almost 1,000 views! We created informational materials, developed a robust website and held listening sessions at all 10 Your CHS Town Hall meetings. Just two weeks ago, we connected with you through a live webcast.

Given the extent of communication — which wrapped up with a special breakout session yesterday and a review this morning in regional caucuses — I will only touch on the high points. When we consider a vote on the proposed resolutions an hour or so from now, you’ll have a final opportunity to ask any remaining questions.

But what I do want to stress is that our goal is making sure CHS remains an agricultural-focused and producer-governed cooperative. At the same time, we recognize we must accommodate our current members as they change to stay relevant to their customers.

Our articles and bylaws need to line up with the ways our members do business today, while recognizing the strong heritage of the member cooperatives who built today’s CHS.

We felt the best way to fulfill these objectives was a balanced solution that creates new membership classes. This is what you’ll be voting on today. If approved, CHS will have four membership classes:

Class A membership for two groups — eligible individual agricultural producers and associations of agricultural producers.

The cooperative associations in Class A must have 100 percent agricultural producers as voting members and as voting members of their boards. Class A members would have voting rights and be eligible to receive patronage.

Class B members. These would be organizations operating on a cooperative basis that don’t meet Class A criteria. Typically this would be because they have either non-producers as voting members or non-producers as voting directors. Class B members would be eligible to receive CHS patronage, but would NOT have CHS voting rights.

Class C Membership would be for all the cooperative associations who are CHS members as of this CHS 2016 Annual Meeting.

We will keep the Defined Members class in our bylaws for now. Although we discontinued that program years ago, as was mentioned, we wanted the proposed amendments to stay focused on the new member classes for now.  We can consider deleting the defined member class and other obsolete language in the future.

As I said, you’ll have time for questions when we consider the two resolutions delegates will vote on. Your board is strongly recommending a “yes” vote on both of these resolutions.

Moving forward, we all need to remember that the CHS Articles and Bylaws are living documents. We know the world in which we operate today will be different five, 10 or more years from now. Our member cooperative- and producer-owners will evolve. And, as the future unfolds, we’ll need to ensure that these essential governance documents continue to align with our owners’ reality while respecting our heritage.

Throughout 2016, the CHS Board’s learning and listening extended well beyond governance issues. We gained insights from industry experts who visited the board room. We participated in Your CHS Town Hall meetings, with several directors travelling to different geographies to hear what was on the minds of owners outside our home regions.

In early June, we boarded a bus and visited CHS owners in Kansas. While there we also got first-hand looks at our McPherson refinery, our Hutchinson soy processing facility and our Canton grain shuttle joint venture. These in-person opportunities lend valuable real-world perspective to future board room conversations and decision making beyond spreadsheets and presentations.

A couple of our directors even did some educating of their own, hosting employees from our headquarters office for real on-the-farm experiences, a first for many of these CHS staff members.

At this time, I’d ask the 17 CHS directors, as well as their spouses, to stand so we can thank them for the considerable time and unwavering commitment they give to serving this company on your behalf.

I was never a Boy Scout, but I think their motto “Be Prepared” is certainly fitting as we navigate the current economic environment and a constantly changing world. Being prepared is essential to leadership.

From the CHS Board’s perspective, as I’ve said a number of times today, being prepared starts with a sound balance sheet. With that as our foundation, we must make the right decisions for the short-term, while always taking the long-term view.

Being prepared means understanding what our owners will need from their cooperative today and tomorrow and making choices that add value.

Our CF Nitrogen investment of almost a year ago certainly does that. We’ve made sure that not only do today’s owners have the dependable supplies of patronage-eligible nitrogen fertilizer they need, but tomorrow’s owners will, too.

Being prepared means not only identifying those next generations of owners, but having products and services, along with governance and equity management, that make doing business with a cooperative attractive. These are smart, tech-savvy individuals. There are more demands on them — especially in this down ag economy — and they are certain to put more demands on us to create measurable new value.

Being prepared also means connecting with those next generations and giving them robust tools to grow as cooperative and rural leaders.

Your board takes that preparation seriously, as evidenced by the 111 participants in this year’s New Leader Forum who’ve spent much of this week with us growing their leadership skills, exploring ag industry challenges and learning about cooperatives. We’ve expanded our outreach beyond this week by including new leaders in our Your CHS Experience conference, inviting them to Capitol Hill for legislative visits, and encouraging their participation in Your CHS Town Hall update meetings with board and management. It’s gratifying to know that our New Leaders are ready to step up to the challenge of leading. Of this year’s group, 45 percent said they’re interested in cooperative board service and 8 percent are already directors!

Finally, and I believe this is imperative for every cooperative represented here, being prepared means seeking new perspectives.

You can attend workshops. You can bring in guest speakers. But nothing compares to having someone with a diverse background and outlook serving on your board — of a different gender, ethnicity, generation or farming operation. New perspective brings tremendous value, especially when tougher economics call for innovative thinking. In addition, especially for an organization the size of CHS, there’s a growing expectation that boards reflect diversity.

I challenge you to return to your boardrooms, talk about this issue and devise a plan for bringing diversity to your board. I assure you the same conversation is underway in the CHS boardroom.

I’ve been farming for several decades. I’ve served as a cooperative director for much of my farming career. I know that’s also true for many of you.

I still learn lessons every day, some of them hard ones, some of them more than once.

In closing, I’ll share two essential lessons I’ve learned. First, when times are good, it’s easy to make decisions and it’s easy to keep on doing what you’ve been doing without much thought as to whether there’s a better way. If corn’s $7, it’s easy to decide to plant more. When there’s a high demand for what you raise, it’s easy to stick with your tried and true production and marketing strategies. When corn drops to $3.50 or your market dries up, there’s tremendous incentive to do things differently and make changes you could have made earlier.

So when we face down cycles like this one, I see a silver lining, one that calls us to be open to possibilities we’ve overlooked or dismissed. It’s a call to have the courage to focus on what’s most important and to be open to opportunity.

My second lesson has been that in agriculture we can’t go it alone. Fortunately, we don’t have to go it alone. We can count on our families, our employees, our neighbors. And, we can count on our cooperatives and those trusted teams to be there when we need them, to offer new solutions and to do it all while giving us a return on our business and a voice in governance.

Good soil. Moisture. The right inputs at the right time. Trusted advisors. An economic return. A voice in a business you own. A healthy, vibrant cooperative system. To me, these are the essentials. I hope you agree.

Thank you.